UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

June 2, 2004
(Date of earliest event reported)

Quintek Technologies
(Exact name of registrant as specified in its charter)

CA	0-29719	77-0505346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

537 Constitution Ave. , Camarillo CA	93012
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   805-383-3914

Items 5 and 9. Other Events and Regulation FD Disclosure.

Quintek Technologies, Inc., has been in discussions with investors and has disclosed the following event:

On Wednesday, June 2, 2004, Quintek was awarded certification as an Imaging Partner with an international provider of outsourced records and information management.

This provider has more than 200,000 customer accounts throughout the United States, Canada, Europe and Latin America. They offer records management services for both physical and digital media, disaster recovery support services, and consulting.

Further developments regarding this and other events will be disclosed as required on a timely basis.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quintek Technologies (Registrant)
June 7, 2004 (Date)	/s/ ANDREW HAAG Andrew Haag Chief Financial Officer